UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

LL FLOORING HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

F9 INVESTMENTS, LLC

THOMAS D. SULLIVAN

JOHN JASON DELVES

JILL WITTER

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 28, 2024, LL Flooring Holdings, Inc. (“LL”) filed a Current Report on Form 8-K with the US Securities and Exchange Commission stating, among other things, that LL now believes that its projected levels of liquidity may not be sufficient to meet the required threshold under its asset-backed facility in the third quarter of 2024 and, in an effort to improve its liquidity, LL has begun a process to pursue a sale transaction for its Sandston, Virginia distribution center (the “Sandston Distribution Center”) and has received a number of bids in connection with such sale process and expects to move forward with negotiating with certain bidders for a possible sale. Although F9 Investments, LLC and its participants (“F9”) have been critical of a sale of the Sandstrom Distribution Center because of the additional lease expense LL would incur, this disclosure suggests that there may be no other option. As a result, on June 28, 2024, following such filing, Thomas D. Sullivan, in his capacity as a private investor and an owner of similar real estate around the country, sent an email to Charles Tyson, the President and Chief Executive Officer of LL, stating that Mr. Sullivan would be interested in looking at the Sandston Distribution Center and requesting the name of person handling this sale. Should Mr. Sullivan and LL engage in further discussions regarding the sale of the Sandstrom Distribution Center and if any of F9’s nominees are elected to LL’s Board of Directors, such nominees intend to recuse themselves from any discussions or decisions relating to the sale of the Sandstrom Distribution Center. In connection with such process, F9 or an affiliate of F9 may enter into a non-disclosure agreement relating solely to this property. There can be no assurance that Mr. Sullivan will enter into a sale transaction relating to the Sandston Distribution Center, or if a transaction is entered into, the terms thereof.

DISCLAIMER

F9 and its affiliates (“F9”) reserves the right to change any of intention expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. F9 disclaims any obligation to update the information contained herein, except as required by law.

Some of the information herein contains forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of F9.

The estimates, projections and potential impact of the opportunities identified by F9 herein are based on assumptions that F9 believes to be reasonable as of the date hereof, but there can be no assurance or guarantee (i) that any of the proposed actions set forth herein will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided herein are accurate.

Important Information

F9 Investments, LLC, Thomas D. Sullivan, John Jason Delves and Jill Witter (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of gold proxy card (as supplemented and amended, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 31, 2024 to be used in connection with the 2024 annual meeting of stockholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND F9’S WEBSITE AT WWW.LLGROOVE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO F9’S PROXY SOLICITOR, CAMPAIGN MANAGEMENT, 15 WEST 38TH STREET, SUITE #747, NEW YORK, NY 10018 (STOCKHOLDERS CAN E-MAIL INFO@CAMPAIGNMANAGEMENT.COM OR CALL TOLL-FREE: (855) 264-1527.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.